                                                       Registration No. 33-36802
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                             SECURITIES ACT OF 1933

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                                BIG O TIRES, INC.
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               (Exact name of registrant as specified in charter)

         NEVADA                                           87-0392481
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(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

            12650 E. Briarwood Avenue, Suite 2D, Englewood, CO 80112
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        (Address of registrant's principal executive offices) (Zip Code)

                                BIG O TIRES, INC.
                     DIRECTOR AND EMPLOYEE STOCK OPTION PLAN
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                            (Full Title of the Plan)

                            John B. Adams, President
                       12650 E. Briarwood Avenue, Suite 2D
                            Englewood, Colorado 80112
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                     (Name and address of agent for service)

                                 (303) 728-5500
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          (Telephone number, including area code, of agent for service)



Registration Statement No. 33-36802 originally registered 500,000 shares of the common stock of Big O Tires, Inc. for issuance under the Big O Tires, Inc. Director and Employee Stock Option Plan. On June 15, 1992, Big O Tires, Inc. effected a one-for-five reverse split of its common stock. As a result, 100,000 shares (rather than 500,000 shares) of the common stock were registered under Registration Statement No. 33-36802.

This Post-Effective Amendment No. 1 to Registration Statement No. 33-36802 is being filed to deregister 29,626 shares (as adjusted for a one-for-five reverse split of the common stock that was effective on June 15, 1992) of the common stock of Big O Tires, Inc. that were not issued pursuant to Registration Statement No. 33-36802. On July 10, 1996, Big O Tires, Inc. was acquired by TBC Corporation and the

Big O Tires, Inc. Director and Employee Stock Option Plan was terminated and all grants made pursuant to the Plan were terminated.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereon duly authorized, in the City of Englewood, State of Colorado on June 13, 2001.

                             BIG O TIRES, INC.


                             By:    /s/ John B. Adams
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                                      John B. Adams, President


                             By:   /s/ Richard A. Luhring
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                                      Richard A. Luhring, Treasurer
                                      Principal Financial Officer and Principal
                                      Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                           DATE

/s/ Lawrence C. Day                 Director                        07/03/01
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Lawrence C. Day